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                                                                   EXHIBIT 3-(b)

                                   BY-LAWS OF
                          SOUTHERN NATURAL GAS COMPANY
                    AS AMENDED AND IN EFFECT OCTOBER 1, 1982

                                   ARTICLE I.
                                 Stockholders.

       Section 1. ANNUAL MEETING. The annual meeting of the stockholders for the purpose of electing directors and an Auditor and of transacting such other business as may come before it shall be held at such time as may be specified by the Board of Directors.

       Section 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, by resolution of the Board of Directors or by the Secretary. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

       Section 3. PLACE OF MEETING. Every meeting of the stockholders shall be held at the principal office of the Corporation in the City of Birmingham, Alabama; except that the Board of Directors may provide for the holding of any meeting of the stockholders at such other place, within or without the State of Alabama, as the Board shall by resolution determine.

       Section 4. NOTICE OF MEETINGS. It shall be the duty of the Secretary or an Assistant Secretary to cause a notice of each meeting of the stockholders of the Corporation to be mailed at least ten and not sooner than fifty days before the meeting, unless a different period is prescribed by law, to each stockholder entitled to vote at such meeting at his address as it appears upon the books of the Corporation.

       Section 5. QUORUM. At any meeting of the stockholders, the holders present in person or by proxy of a majority of the outstanding shares of capital stock entitled to vote shall constitute a quorum of the stockholders for all purposes (unless the representation of a larger number of shares shall be required by law or by the Certificate of Incorporation, in which case the representation of the number of shares so required shall constitute a quorum).

       The holders of a majority of the outstanding shares of capital stock entitled to vote which are present in person or by proxy at any meeting (whether or not constituting a quorum of the outstanding shares) may adjourn the meeting from time to time without notice other than by announcement thereat; and at any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting originally noticed shall be entitled to vote at any adjournment or

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adjournments thereof.  However, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

       Section 6. ORGANIZATION AND CONDUCT OF MEETING. The Chairman of the Board shall call meetings of stockholders to order and shall act as Chairman of such meetings. In the absence of the Chairman of the Board at any meeting, the holders of a majority of the shares of capital stock entitled to vote present in person or by proxy at such meeting shall elect a Chairman.

       The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; but in the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.

       It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for the ten days preceding the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, a the place where the meeting is to be held. The list shall also be produced and keep at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

       Proceedings at every meeting of stockholders shall, at the election of the Chairman, comply with Roberts' Rules of Order (latest published edition).

       Section 7. VOTING. Subject to the provisions of the Certificate of Incorporation or of law, every holder of capital stock of the Corporation which is entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock registered in the name of such stockholder upon the books of the corporation, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. All elections of directors shall be decided by plurality vote; all other questions shall be decided by majority vote of the holders of shares of capital stock entitled to vote who are present in person or by proxy, except as otherwise provided by the Certificate of Incorporation or by the laws of the State of Delaware.

       Section 8. STOCKHOLDER ACTION WITHOUT MEETING. In lieu of taking any permissive or requisite action by vote at any annual or special meeting of stockholders, such action may be taken without a meeting, without prior notice and without a vote,if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote upon such action at any such annual or special meeting.

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                                   ARTICLE II
                               Board of Directors

       Section 1. NUMBER AND TERM OF OFFICE. The business and the property of the Corporation shall be managed by a Board of Directors consisting of not less than five nor more than twenty-one directors, the exact number to be fixed from time to time by resolution of the Board, each director to be elected at the annual meeting of stockholders, to serve (subject to the provisions of Section 2 of this Article) until his successor shall have been elected and shall have qualified.

       Section 2. VACANCIES, REMOVAL AND ADDITIONAL DIRECTORS. Vacancies occurring in the Board of Directors, by reason of the death, resignation or incapacity to serve of any director, may be filled by the affirmative vote of a majority of the directors in office at the time such vote is taken. Except as otherwise provided by the Certificate of Incorporation, at any special meeting of the stockholders the notice of which shall state that the removal of a director or directors and the filling of a vacancy or vacancies are among the purposes of the meeting, the holders of capital stock entitled to vote thereon, present in person or by proxy, by vote of a majority of the outstanding shares thereof, may remove any director for or without cause and may fill any vacancy caused by such removal.

       In the event of any increase in the number of directors, the additional offices so created may be filled by the affirmative vote of a majority of the directors in office at the time such vote is taken.

       Section 3. PLACE OF MEETING, ETC. The Board of Directors may hold its meetings and may have an office and keep the books of the Corporation (except as may be otherwise provided by law) in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.

       Section 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a notice of the fixing or changing of the time or place of regular meetings shall be mailed to every director at least five days before the first meeting held pursuant to the notice.

       Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the director of the Chairman of the board, or by not less than one-third of the directors in office at the time.

       The Secretary or an Assistant Secretary shall give notice to each director of the time and place of holding each special meeting by mailing the notice at least thirty-six hours before the meeting or by causing the same to be transmitted by other means at least twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting, subject to the provisions of Article VII of these By-Laws.

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       Section 6.  QUORUM.  A quorum for the transaction of business shall consist of no fewer than one-half of the total number of directors, and except as otherwise provided in the Certificate of Incorporation or in these By-Laws, the act of a majority of the directors present at any meeting of the board of Directors at which a quorum is present shall be the acct of the Board of Directors. If at any meeting of said Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, and no notice need be given of any such adjourned session of the meeting.

       Section 7. COMPENSATION OF DIRECTORS. The amount, if any, which each director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors. If any director shall serve as a member of any committee of the Board or perform special services at the instance of the Board, such director may be paid such additional compensation as the Board of Directors may determine. Each director shall be entitled to reimbursement for traveling expenses incurred by him in attending any meeting of the Board of Directors or of a committee. Such compensation and reimbursement shall be payable even though there be an adjournment because of the absence of a quorum.

       Section 8. CONDUCT OF MEETINGS. At all meetings of the Board of Directors business shall be transacted in such order as the Board may determine.

       The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, a Chairman of the meeting shall be elected from the directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the directors, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

       Section 9. ACTION WITHOUT MEETING. Nothing contained in the By-Laws shall be deemed to restrict the power of the directors or members of any committee to take any action required or permitted to be taken by them, without a meeting, in accordance with applicable provisions of law.

       Section 10. CONTRACTS. No contract or other transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the

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contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

       Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

       The Board of Directors of the Corporation in its discretion may submit for approval, ratification or confirmation by the stockholders any contract, transaction or act of the Board of Directors or any committee thereof or of any officer, agent or employee of the Corporation, and any such contract, transaction or act which shall have been so approved, ratified or confirmed by the holders of a majority of the issued and outstanding stock entitled to vote shall be as valid and binding upon the Corporation and upon the stockholders thereof as though it had been approved and ratified by each and every stockholder of the Corporation.


                                  ARTICLE III.
                                  Committees.

       The Board of Directors may by resolution or resolutions passed by a majority of the whole Board designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in the resolution or resolutions shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the Board of Directors. If provision be made for any such committee or committees, the members thereof shall be appointed by the Board of Directors and shall serve during the pleasure of the Board of Directors. A majority of the members of a committee shall constitute a quorum for the transaction of business. The Board of Directors may designate one or more directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee and who, in such event, shall be counted in determining the presence of a quorum. Vacancies in such committees shall be filled by the Board of Directors; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may at its pleasure discontinue any such committee or committees.


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                                  ARTICLE IV.
                                   Officers.

       Section 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), and a Secretary, each of whom shall be elected by the Board of Directors. In the event of an office becoming vacant due to removal, resignation or other reason, the Board of Directors may fill the vacancy at such time as it may determine. The Chairman of the Board and the President shall each be a member of the Board of Directors; the other officers may, but need not, be directors.

       Except where otherwise expressly provided in a written contract duly authorized by the Board of Directors, all officers, agents and employees shall be subject to removal at any time by the affirmative vote of a majority of the directors in office at the time. Any agent or employee other than one elected or appointed by the Board of Directors shall also be subject to removal at any time by the officer or by the committee appointing him.

       In addition to the powers and duties of the officers of the Corporation as set forth in these By-Laws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

       Section 2. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall have such powers and perform such duties as may be specifically delegated to him by the Board of Directors and these ByLaws. He shall preside at all meetings of the stockholders and of the Board of Directors at which he is present.

       Section 3. THE PRESIDENT. The President shall be the chief operating officer of the Corporation, subject to the control of the Board of Directors. In the case of the absence or the inability to act of the Chairman of the Board, the President shall exercise the powers of the Chairman of the Board.

       Section 4. THE VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as shall from time to time be assigned to him by these By-Laws or by the Board of Directors and shall have and may exercise such powers of the President as may from time to time be assigned to him by the President.

       In the event that the President is unavailable or incapacitated, a Vice President designated by the Board shall perform the duties of the President.

       Section 5. THE VICE PRESIDENT-FINANCE. The Vice President-Finance (who may, but need not, be designated the Senior Vice President-Finance or the Executive Vice President-Finance and who may have such additional duties or titles as shall from time to time be assigned to him by these By-Laws or by the Board of Directors) shall have custody of all the funds and securities of the Corporation which may come into his hands, and shall deposit the same with such bank or banks or other depositary or depositaries as the Board of Directors from time to time shall determine; he may



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endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; he may sign all receipts and vouchers for payments made to the Corporation; he may sign with the Chairman of the Board or the President or a Vice President certificates for shares of the capital stock; he shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received and paid on account of the Corporation and whenever required by the Board of Directors shall render statements of such accounts; he shall, at all reasonable times, exhibit his books and accounts to the Auditor or to any director of the Corporation upon application at the office of the Corporation during business hours; and he shall perform all acts incident to the office of Vice President-Finance, subject to the control of the Board of Directors.

       Section 6. THE SECRETARY. The Secretary shall keep in books provided for that purpose the minutes of all meetings of the Board of Directors and of all committees of the Board of Directors and the minutes of all meetings of the stockholders; he shall attend to the giving or serving of all notices of the Corporation; he may sign with the President or a Vice President, in the name of the Corporation, all contracts when authorized so to do either generally or in specific instances by the Board of Directors or by any committee of the Board of Directors having the requisite authority and, when so ordered by the Board of Directors or such committee, he shall affix the seal of the Corporation thereto; he may sign with the President or a Vice President certificates for shares of the capital stock; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors shall direct, all of which shall at all reasonable times be open to the examination of the Auditor or any director, upon application at the office of the Corporation during business hours: and he shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors.

       Section 7. ADDITIONAL OFFICERS. The Board of Directors may from time to time appoint such other officers (who may but need not be directors), including Assistant Vice Presidents, Treasurer, Assistant Treasurers, Assistant Secretaries and officers of divisions of the Corporation, as the Board may deem advisable, and such officers shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

       Section 8. GIVING OF BOND BY OFFICERS. Any officer of the Corporation, if required to do so by the Board of Directors, shall furnish a bond to the Corporation for the faithful performance of his duties, in such penalties and with such conditions and security or surety or sureties as the Board shall require.

       Section 9. VOTING UPON STOCKS. Unless otherwise ordered by the Board of Directors, the President, or any other officer of the Corporation designated by the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation in which the corporation may own or hold stock or other securities, and


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at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, or any other officer of the Corporation designated by the President, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice and other instruments relating to the stocks or securities owned or hold by the Corporation. The Board of Directors may, from time to time, by resolution confer like powers upon any other person or persons.

       Section 10. COMPENSATION OF OFFICERS. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.


                                   ARTICLE V.
                      Capital Stock - Seal - Fiscal Year.

       Section 1. CERTIFICATES FOR SHARES. The certificates for shares of the capital stock of the Corporation shall be in such form as is prescribed by law and approved by the Board of Directors.

       Section 2. LOST, STOLEN, OR DESTROYED CERTIFICATES. Any person claiming a stock certificate in lieu of one alleged to have been lost, stolen or destroyed shall give the Corporation or its agent an affidavit as to his ownership of the certificate and of the facts which go to prove that it has been lost, stolen or destroyed. If required by the Board of Directors, he also shall give the Corporation a bond, in such form as may be approved by the Board of Directors, sufficient to indemnify the Corporation against any claim that may be made against it or on account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate.

       Section 3. TRANSFER OF SHARES. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares to be transferred, except as provided in the preceding section. Books for the transfer of shares of the capital stock shall be kept by the Corporation or by one or more transfer agents appointed by it.

       Section 4. REGULATIONS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

       Section 5. FIXING OF RECORD DATES. The powers of the Board of Directors with respect to the fixing of record dates shall be as provided by the laws of the State of Delaware at the time in effect.

       Section 6. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the



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Secretary.  If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by any officer of the Corporation designated by said Board.

       Section 7. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January in each year and terminate on the thirty-first day of December in each year.


                                  ARTICLE VI.
                           Miscellaneous Provisions.

       Section 1. CHECKS, NOTES, CONTRACTS, ETC. Checks and other orders for the payment of money shall be signed by such person or persons as the Board of Directors shall from time to time by resolution determine. Contracts and other instruments or documents may be signed in the name of the Corporation by the President or by any other officer authorized to sign such contract, instrument or document by the Board of Directors, and such authority may be general or confined to specific instances.

       Checks and other orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation, with a depositary authorized by resolution of the Board of Directors, by the Vice President-Finance or such other persons as the Board of Directors may from time to time by resolution determine.

       Section 2. LOANS. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same.
Such authority may be general or confined to specific instances.

       Section 3. WAVERS OF NOTICE. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or of these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or of directors or of a committee shall constitute waiver of notice of such meeting, except where otherwise provided by law.



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                                  ARTICLE VII.
                                  Amendments.

       The By-Laws and any amendments thereof may be altered, amended, changed or repealed, or new By-Laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of all the members of the Board or at any regular or special meeting the notice of which shall have stated the amendment of the By-Laws as one of the purposes of the meeting, by the affirmative vote of a majority of all the members of said Board; but these By-Laws and any amendments thereof, including By-Laws adopted by the Board of Directors, may be altered, amended, changed or repealed and other By-Laws may be enacted by the stockholders at any annual meeting or at any special meeting provided that notice of such proposed alteration, amendment, change, repeal or enactment shall have been given in the notice of the meeting.



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